Exhibit 23.1




               Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the U.S. Industries, Inc. Amended U.S. Industries, Inc. Stock Option Plan, U.S. Industries, Inc. Restricted Stock Plan, and U.S. Industries, Inc. 1996 Employee Stock Plan, of our report dated November 17, 1997, with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. included in its Annual Report on Amendment No. 1 to Form 10-K/A for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                   Ernst & Young LLP /s/


New York, New York
June 9, 1998